Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-207918 and 333-204553 on Form S-8 and Registration Statements No. 333-200543 and 333-211259 on Form S-3 of South Jersey Industries Inc. of our report dated March 13, 2018, relating to the financial statements of Elizabethtown Gas as of and for the years ended December 31, 2017 and 2016, appearing in this current report on Form 8-K of South Jersey Industries Inc.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
September 12, 2018